Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Old Republic International Corporation of our report dated February 26, 2010 relating to the financial statements and financial statement schedules, which appear in Old Republic International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
March 1, 2011
PricewaterhouseCoopers, One North Wacker Chicago, IL 60606
T: 312-298-2000, F:+312-298-2001, www.pwc.com/